EXHIBIT 5.1

December 22, 2003

Great Lakes Bancorp, Inc.
2421 Main Street
Buffalo, New York 14214

                                                                                        Re:     Registration Statement on Form SB-2
                                                                                                  Registration No. 333-109204

Gentlemen:

                We have acted as counsel for Great Lakes Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement (the "Registration Statement") of the Company on Form SB-2 (Registration No. 333-109204) under the Securities Act of 1933, as amended (the "Act"), relating to the registration of (i) 1,961,620 shares (the "Common Shares") of its common stock, par value $.001 per share, (ii) 115,750 shares (the "Class B Shares") of its class B common stock, par value $.001 per share and (iii) stock subscription rights (the "Rights") evidencing the rights to subscribe for Common Shares and Class B Shares.

                In so acting, we have examined copies (certified or otherwise identified to our satisfaction) of the form of Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                Any opinion concerning the validity, binding effect or enforceability of any document (a) means that (i) such document constitutes an effective, valid, binding and enforceable contract under applicable law; (ii) such document is not invalid in its entirety under public policy and is not subject in its entirety to a contractual defense under applicable law; and (iii) there exist legally adequate remedies for the realization of the material benefits intended to be provided by such document; but (b) does not mean that (i) any particular remedy is available under applicable law upon such material default; or (ii) every provision of such document will be upheld or enforced in any or each circumstance by a court applying applicable law. Furthermore, the validity, binding effect or enforceability of any document may be limited or otherwise affected by (x) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statute, rule, regulation or other law affecting the enforcement of creditors' rights and remedies generally, or (y) the unavailability of, or any limitation on the availability of, any particular right or remedy (whether in a proceeding in equity or at law) because of the discretion of a court or because of any equitable principle or requirement as to commercial reasonableness, conscionability or good faith.

                Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                1.         The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                2.         At such time as the Registration Statement becomes effective under the Act and the Common Shares and the Class B Shares have been duly issued in the manner described in the Registration Statement, the Common Shares and the Class B Shares will be validly issued, fully paid and non-assessable.

                3.         The Rights constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                                                                Very truly yours,

                                                                                                 /s/ HODGSON RUSS LLP